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                                                                   Exhibit 10(x)

                              AVATAR HOLDINGS INC.
                               201 Alhambra Circle
                           Coral Gables, Florida 33134




                                 March 25, 1999

Mr. Edwin Jacobson
2575 South Bayshore Drive
Penthouse A
Coconut Grove, Florida 33133



                      Re: AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Mr. Jacobson:

                    Reference is hereby made to that certain employment agreement between Avatar Holdings Inc. (the "Company") and you dated July 27, 1995, as amended (as amended, the "Employment Agreement").

                  The Company acknowledges your decision not to stand for election to the Company's Board of Directors at the next annual meeting of stockholders, and as a consequence thereof, you will then cease to be a member of the Executive Committee of the Board. You agree that the Company shall have no further obligation to nominate you to the Board of Directors. We agree that although you will no longer be a director or executive officer of the Company, you will remain an employee of the Company, with no change in compensation or benefits, and with such duties as reasonably may be requested of you by the Company.

                  Except as expressly amended by this letter agreement, your Employment Agreement remains in full force and effect in accordance with its terms. This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  If the foregoing is satisfactory, would you please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.

                                        AVATAR HOLDINGS INC.


                                        By: /s/ Gerald D. Kelfer
                                            ---------------------------------
                                            Name: Gerald D. Kelfer
                                            Title: President

ACCEPTED AND AGREED TO:


/s/ Edwin Jacobson
--------------------------------
Edwin Jacobson